JOHN HANCOCK INSTITUTIONAL SERIES TRUST

                  John Hancock Small Capitalization Growth Fund


            Designation of Existing Class of Shares as Class I Shares Establishment and Designation of New Class A, Class B, and Class C Shares
                            of Beneficial Interest of
                  John Hancock Small Capitalization Growth Fund
               a Series of John Hancock Institutional Series Trust


            Designation of Existing Class of Shares as Class I Shares
            ---------------------------------------------------------
    Establishment and Designation of New Class A, Class B, and Class C Shares
    -------------------------------------------------------------------------

         The undersigned, being a majority of the Trustees of John Hancock Institutional Series Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Sections 5.1 and 5.11 of the Amended and Restated Declaration of Trust dated June 6, 2000, as amended from time to time (the "Declaration of Trust"), do hereby designate the existing class of shares and establish and designate additional classes of shares of John Hancock Small Capitalization Growth Fund (the "Fund") as follows:

      1. The existing class of shares is hereby designated as Class I Shares.

      2. The additional classes of Shares of the Fund established and designated hereby are "Class A Shares", "Class B Shares", and "Class C Shares".

      3. Class A Shares, Class B Shares, and Class C Shares shall be entitled to all of the rights and preferences accorded to Shares under the Declaration of Trust.

      4. The purchase price of Class A Shares, Class B Shares, and Class C Shares, the method of determining the net asset value of Class A Shares, Class B Shares, and Class C Shares, and the relative dividend rights of holders of Class A Shares, Class B Shares, and Class C Shares shall be established by the Trustees of the Trust in accordance with the provisions of the Declaration of Trust and shall be as set forth in the Prospectus and Statement of Additional Information of the Fund included in the Trust's Registration Statement, as amended from time to time, under the Securities Act of 1933, as amended and/or the Investment Company Act of 1940, as amended.

         The Declaration of Trust is hereby amended to the extent necessary to reflect the designation of the existing class of shares as Class I Shares, and the establishment and designation of new Class A Shares, Class B Shares, and Class C Shares, effective November 15, 2000.

         Capitalized terms not otherwise defined herein shall have the meanings set forth in the Declaration of Trust.

         IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 12th day of September, 2000.



/s/Stephen L. Brown                                     /s/Charles L. Ladner
--------------------                                    --------------------
Stephen L. Brown                                        Charles L. Ladner

/s/James F. Carlin                                      /s/Steven R. Pruchansky
------------------                                      -----------------------
James F. Carlin                                         Steven R. Pruchansky

/s/William H. Cunningham                                /s/Richard S. Scipione
------------------------                                ----------------------
William H. Cunningham                                   Richard S. Scipione

/s/Ronald R. Dion                                       /s/Norman H. Smith
-----------------                                       ------------------
Ronald R. Dion                                          Norman H. Smith

/s/Maureen R. Ford                                      /s/John P. Toolan
------------------                                      -----------------
Maureen R. Ford                                         John P. Toolan



         The Declaration of Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.

COMMONWEALTH OF MASSACHUSETTS    )
                                 )ss
COUNTY OF SUFFOLK                )

     Then personally appeared the above-named Stephen L. Brown, James F. Carlin, William H. Cunningham, Ronald R. Dion, Maureen R. Ford, Charles L. Ladner, Steven R. Pruchansky, Richard S. Scipione, Norman H. Smith and John P. Toolan, who acknowledged the foregoing instrument to be his or her free act and deed, before me, this 12th day of September, 2000.


                                   /s/Erika Nager
                                   --------------
                                   Notary Public

                                   My Commission Expires:  June 14, 2007